Exhibit 10.1

Commitment Amount Increase Request

April 2, 2024

To:	Bank of Montreal, as Administrative Agent for the Lenders parties to the Second Amended and Restated Credit Agreement dated as of November 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among UMH Properties, Inc., as Borrower, the Guarantors from time to time party thereto, certain Lenders party thereto, and Bank of Montreal, as Administrative Agent.

Ladies and Gentlemen:

The undersigned, UMH Properties, Inc. (the “Borrower”) hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Commitments (the “Commitment Amount Increase”), in accordance with Section 1.15 of the Credit Agreement, to be effected by the addition of Wells Fargo Bank, National Association (the “New Lender”) as a Lender under the terms of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Commitment Amount Increase, the Commitment of the New Lender shall be $80,000,000.00.

1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3. The New Lender shall deliver to the Administrative Agent an Administrative Questionnaire.

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the internal laws of the state of Illinois.

The Commitment Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 1.15 of the Credit Agreement, but not in any case prior to April 2, 2024. It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses referred to in Section 1.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

Please indicate the Administrative Agent’s consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

UMH Properties, Inc.

By:	/s/ Anna T. Chew
Name:	Anna T. Chew
Title:	Executive Vice President and
Chief Financial Officer

Wells Fargo Bank, National Association

By:	/s/ Brendan Magrady
Name:	Brendan Magrady
Title:	Vice President

The undersigned hereby consents on this 2nd day of April, 2024 to the above-requested Commitment Amount Increase.

Bank of Montreal,

as Administrative Agent

By:	/s/ Darin Maniquist
Name:	Darin Maniquist
Title:	Director

[Signature page to Commitment Amount Increase Request (UMH Properties, Inc. 2024)]